                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report and to all references to our firm included in this registration statement (No. 333-_____).

                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP

Portland, Oregon,
  January 24, 1997